Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InVivo Therapeutics Holdings Corp. of our report, dated March 14, 2012, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2011.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

August 22, 2012